CSW International Two, Inc.*
                               Statement of Income
                   For the Twelve Months Ended March 31, 1998
                                   (Unaudited)


                                                     (millions)
Operating Revenues
    Electric revenues                                   $ 1,669
    Other diversified                                       213
                                                     -----------
                                                          1,882
                                                     -----------

Operating Expenses
    Cost of electric sales                                1,156
    General and administrative                              237
    Depreciation and amortization                            92
    Other diversified                                       152
                                                     -----------
                                                          1,637
                                                     -----------
Operating Income                                            245
                                                     -----------

Other Income and (Deductions)
    Investment income                                         6
    Interest income                                          13
    Interest expense                                       (122)
                                                     -----------
                                                           (103)
                                                     -----------
Income Before Income Taxes                                  142
                                                     -----------

Provision for Income Taxes                                   24
                                                     -----------

Income Before Extraordinary Item                            118
                                                     -----------

Extraordinary Item
    Loss from United Kingdom windfall profits tax          (176)
                                                     -----------

Net Income                                                $ (58)
                                                     ===========


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.